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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Filed by a party other than the registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to Rule 14a-12
Trans World Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANS WORLD CORPORATION

545 Fifth Avenue
Suite 940
New York, New York 10017
Tel: (212) 983-3355

         Dear Stockholder:

        You are cordially invited to attend the Special Meeting of Stockholders of Trans World Corporation. The meeting will be held at the executive offices of the Company located at 545 Fifth Avenue, Suite 940, New York, New York on February 7, 2003 at 10:00 a.m. New York City Time. The matters to be considered by stockholders at the Special Meeting are described in the accompanying materials.

        The Board of Directors of the Company has determined that the matters to be considered at the Special Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the attached proxy statement, the Board unanimously recommends that you vote "FOR" the amendment to the Company's Articles of Incorporation to provide for an increase in the number of authorized shares of common stock in order to facilitate the note exchange offer and for other corporate purposes, and "FOR" the proposal to adjourn the Special Meeting if we do not have sufficient votes in favor of the first proposal to permit us to solicit additional proxies in favor of such proposal. Officers of the Company will be present at the Special Meeting to respond to any questions that stockholders may have.

        It is very important that you be represented at the Special Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Special Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

        Your continued support of, and interest in, Trans World Corporation are greatly appreciated.

Sincerely,
Rami S. Ramadan President, Chief Executive Officer and Chief Financial Officer

TRANS WORLD CORPORATION
545 Fifth Avenue, Suite 940
New York, New York 10017
(212) 983-3355

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on February 7, 2003

        NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders ("Special Meeting") of Trans World Corporation (the "Company") will be held at the executive offices of the Company located at 545 Fifth Avenue, Suite 940, New York, New York on Friday, February 7, 2003 at 10:00 a.m., New York City time. At the meeting, the holders of the Company's common stock will act on the following matters, all of which are more completely set forth in the accompanying Proxy Statement and further described in the document attached to the Proxy Statement as Appendix I:

  (1)
  To amend the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of capital stock of the Company from 104,000,000 to 954,000,000, of which 4,000,000 shares, each having a par value of $.001 per share, shall be designated "Preferred Stock," and 950,000,000 shares, each having a par value of $.001 per share, shall be designated "Common Stock;"

  (2)
  To vote on a proposal to approve an adjournment of the Special Meeting to another date and/or place for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Special Meeting to approve proposal (1), above; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Except with respect to the procedural matters incident to the conduct of the Special Meeting, management is not aware of any other such business.

        The Board of Directors has fixed December 27, 2002 as the voting record date for the determination of the holders of the Company's common stock entitled to notice of and to vote at the Special Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Rami S. Ramadan President, Chief Executive Officer and Chief Financial Officer
, 2003 New York, New York

        You are cordially invited to attend the Special Meeting. Each stockholder and guest attending the Special Meeting may be required to present valid picture identification for admission. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.

         It is important that your shares be represented regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy card promptly in the envelope provided. If you attend the meeting, you may vote either in person or by proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof.

TRANS WORLD CORPORATION

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

February 7, 2003

BACKGROUND

        The Board of Directors is asking that our stockholders approve, at this special meeting, a significant increase in the number of shares of authorized common stock in order to permit Trans World Corporation ("TWC," the "Company," "us," or "we") to engage in a major recapitalization of our balance sheet. As you will see from the information presented in this proxy statement and in the preliminary prospectus attached hereto as Appendix I,* whether this recapitalization is successfully completed will have a substantial affect on whether the Company will be able to survive in its current form for the long term. We urge you to read this proxy statement and the attached Appendix I carefully and to vote your shares in favor of the proposal to increase the number of authorized shares.

*
The preliminary prospectus is to be used by us to solicit the Noteholders to tender their Notes in the note exchange offer, discussed below. It has been filed with the Securities and Exchange Commission ("SEC") but has not been declared effective. Accordingly, this proxy statement (including the preliminary prospectus attached as Appendix I) is not an offer to sell the common stock, replacement notes or interest notes discussed herein or in the preliminary prospectus, nor is it a solicitation of an offer to buy such securities. Any such offer will only be made pursuant to the prospectus as declared effective by the SEC. The note exchange offer will not commence until after the date of the Special Meeting and only if our stockholders approve the proposal to increase the number of authorized shares of common stock. Value Partners, which currently owns 57.5% of our outstanding shares of common stock, has indicated that it intends to vote in favor of this proposal, thus assuring its passage.

        Our business is to acquire, develop and manage niche casino operations in Europe. These operations feature gaming tables and mechanized devices, such as slot and video poker machines. At the present time, we own and operate three casinos in border towns in the Czech Republic. The casinos, which operate under the brand name "American Chance Casinos," showcase themes portraying recognizable eras of American history, and draw most of their clientele from Germany and Austria. We acquired two of these properties and the land upon which the third casino was constructed in March 1998 and borrowed $17.0 million from a group of sophisticated, private investors to fund the purchase. In October 1999, we borrowed an additional $3.0 million, primarily from the same investors, to retire a $1.0 million short-term debt obligation related to our Spanish casino, Casino de Zaragoza, which was acquired in April 1998, to make an interest payment of approximately $250,000 on such debt and to finance the equipping, working capital and pre-opening costs associated with the opening of our Znojmo casino in the Czech Republic. The debt so utilized was the 12% Senior Secured Notes due March 17, 2005 (the "Notes") which are subject to trust indentures, as they have been amended from time to time (the "Indentures).

        Since that time, we have been:

  •
  highly leveraged;

  •
  at times unable to meet our debt service and some of our accounts payable in a timely fashion;
  •
  dependent upon the forebearance and/or waivers of our Noteholders (primarily the majority in interest Noteholder and our largest stockholder, Value Partners, Ltd., a Texas limited partnership ("Value Partners")) to waive certain technical and other defaults of the Indentures; and,
  •
  unable to add additional business units.

        We have taken several significant steps to improve our financial position, including:

  •
  the December 2001 sale of our Spanish casino, which reduced our liabilities by 23% ($1.3 million of the net proceeds have been earmarked for investment in a future hotel or casino project);
  •
  the March 2002 private exchange of $4.8 million of long-term debt (and related accrued interest) for 37,233,334 shares of our common stock (reducing long-term liabilities by $6.7 million, or 25%) (see Appendix I, notes 4 and 12 of the notes to consolidated financial statements for the years ended December 31, 2001 and 2000);
  •
  the expansion of our casino in Znojmo, Czech Republic (from 11 to 21 gaming tables, five of which were added in May 2001 and four of which were added in July 2002);
  •
  the renovation of our casino in Ceska, Czech Republic, which was completed in July 2001; and
  •
  the March 2002 purchase of the lease of the Znojmo casino building, which effectively reduced the interest rate on that facility by 13 percentage points.

        Despite these improvements, as of September 30, 2002, we had working capital deficit of $4.9 million and a stockholders' deficit of $13.6 million. In addition, we are still highly leveraged and have been unable to meet our September 2000, March 2001, September 2001, March 2002 and September 2002 interest payments in full (see Appendix I, note 4 to the notes to consolidated financial statements for the years ended December 31, 2001 and 2000). Failure to make these interest payments is an event of default under the Indentures. Our Noteholders have not, to date, taken any action to enforce the terms of the Indentures and we have received waivers of default for the non-payment of interest from Value Partners, the majority holder of the Notes, in the past. We are currently negotiating a waiver of past and future interest defaults with Value Partners to be effective through January 1, 2004. There can be no assurance that we will be able to obtain additional forbearances or waivers in the future, or that one or more of the Noteholders will not take action to obtain its remedies for an event of default under the Indentures or to force the Company into an involuntary bankruptcy proceeding. If we are unable to obtain a waiver, and the note exchange offer is not closed, we will be forced to attempt to restructure our debt (which management believes is not likely to be acceptable to our Noteholder) or seek the protection afforded by the U.S. Bankruptcy Code.

        Our Board of Directors has been monitoring our cash flow situation since 1998 and has determined that the Company must act now to alleviate this debt service burden. At the direction of the Board, Mr. Ramadan has, for approximately the past two years, been discussing on a frequent but informal basis alternatives for the recapitalization of the Company with Value Partners (who has agreed to maintain the confidentiality of all non-public information provided to it and not to trade in the securities of TWC while in possession of non-public information) and to a much lesser extent, with certain other of the Noteholders. By late 2001, it became apparent to Mr. Ramadan that, after contacting approximately 86 sources of capital in the U.S. and Europe, additional financing for TWC would not be possible without a major recapitalization of the Company. At that time, Mr. Ramadan and the Board became concerned that the Company's only real alternative was to take significant steps to reduce the Company's long-term debt. In March 2002, as discussed above, four private investors (Value Partners representing 62.5% of the total principal amount) agreed to exchange $4.8 million of our 12% Senior Secured Bonds relating to our discontinued Louisiana operations, plus $1.9 million of accrued and unpaid interest, into 37,233,334 shares of restricted common stock in a private, exempt exchange transaction.

        While this exchange provided some help in alleviating the debt service burden, the Board agreed that more was needed to be done to free up the Company's cash flow and to make the Company attractive to outside financiers. Mr. Ramadan analyzed and discussed with the Board a wide range of potential debt restructure scenarios before concluding that any plan that sought less than a 100% exchange of the existing debt for equity would not sufficiently address the Company's cash flow and credit rating issues to allow us to continue as a going concern or to pursue Mr. Ramadan's growth strategy for the Company. In exploring possible solutions to the Company's tenuous financial position, Mr. Ramadan and the Board carefully weighed the goals of the existing Noteholders against those of the Company's existing stockholders and concluded that moving forward under the existing conditions was of little benefit to either group. Possible debt restructure scenarios that were examined included: (i) exchange of $17.0 million of the Notes for convertible preferred stock without mandatory redemption, with a 7% dividend rate, and with conversion rights to common stock at $0.50 per share and conversion of the remaining Notes plus accrued interest and penalties to a five-year note bearing 8% interest; (ii) exchange of $15.0 million of the Notes for common stock at an exchange price of $0.12 per share and conversion of the remaining Notes plus accrued interest and penalties to a ten-year note bearing 9% interest; and (iii) exchange of the full $20.0 million Notes for common stock at an exchange price of $0.0553 per share and conversion of the accrued interest and penalties to a five-year note bearing 7% simple interest with principal payments to be made upon the availability of cash flow. Ultimately, Mr. Ramadan and the Board concluded in April 2002 that none of the alternatives that provided for less than a substantially total exchange of the Notes were viable options because they did not provide for sufficient relief of our debt burden, assist with our cash requirements or provide any balance sheet ratio improvement. During this period, Mr. Ramadan discussed aspects of these potential solutions with Value Partners and certain other Noteholders, including the representative of the Ravich Children's Permanent Trust and the Ravich Revocable Trust of 1989. These discussions touched on the percentage ownership that exchanging Noteholders would garner in the exchange as well as the treatment of unpaid interest and penalties. Due to the low trading price of our common stock, this resulted in an extremely large number of shares that would have to be exchanged for the $20.0 million in Notes outstanding. Further, as it became apparent that certain Noteholders might not desire common stock, the terms of the replacement notes were discussed with these parties.

        In August 2002, Mr. Ramadan circulated this proposal to the Noteholders and asked that the Noteholders provide a non-binding indication of interest as to whether they would participate in an exchange of their Notes for shares of common stock. Two of the Noteholders, representing $1.3 million in principal amount of the outstanding Notes, responded negatively; one Noteholder (of $250,000) declined to respond and the remaining nine Noteholders (whose aggregate holdings represented $18.45 million of the outstanding principal amount) verbally indicated an interest in the proposal.

        On August 31, 2002, at a meeting of the Board of Directors, Mr. Ramadan provided to the Board a presentation on the plan of recapitalization, a draft of the Agreement and Plan of Recapitalization (the "Agreement"), a copy of which is attached hereto as Appendix II, and a description of the note exchange offer. Mr. Ramadan recommended to the Board that they vote in favor of the plan. A vote was then taken and, at that point, the Board voted unanimously to approve the plan, the Agreement and the note exchange offer and to authorize management to proceed with it as promptly as possible. In August, September and October 2002, we revised our proposal in conjunction with our continuing discussions with Value Partners and certain other Noteholders (the trustee of the Ravich Revocable Trust of 1989 and of the Ravich Children's Permanent Trust) and reformulated the Agreement. A copy of the final Agreement is attached hereto as Appendix II.

        If stockholders approve the increase in our shares of authorized common stock at the Special Meeting, we intend to engage in the note exchange offer. In the note exchange offer, we will offer to exchange a total of 452,796,015 shares of our common stock or $1,000 in principal amount of new seven year variable rate promissory notes (the "replacement notes"), plus to certain Noteholders who are owed past due interest a new 8% promissory note (the "interest notes"), in exchange for all of the $20.0 million principal amount of 12% Senior Secured Notes due March 17, 2005. Our Board of Directors engaged Feldman Financial Advisors, Inc. on November 8, 2002 to advise them as to whether the consideration to be offered to the Noteholders in the note exchange offer is fair to the stockholders of the Company, who are not affiliated with management or the Noteholders, from a financial point of view. Feldman performed its analysis of the note exchange offer as described in the section "Fairness Opinion" in the attached preliminary prospectus. On November 20, 2002, Feldman presented its analysis to the Board and delivered to the Board its written opinion that the note exchange offer consideration was fair to our unaffiliated stockholders from a financial point of view. A copy of that opinion is attached as Annex A to Appendix I.

        If we do not complete the note exchange offer for shares of our common stock:

  •
  we would continue to be in default under the Indentures and subject to the remedies set forth in the Indentures;
  •
  we will be unable to secure financing for expansion;
  •
  we will be unable to invest adequate capital in our business and make appropriate capital expenditures, which could result in a loss of employees and a loss of customers if we are unable to maintain an adequate level of service and infrastructure at our casinos; or
  •
  we could be forced to reorganize or liquidate under the protection of the U.S. Bankruptcy Code.

        We are currently in default of the Indentures, but have not yet been subject to the remedies available to the Noteholders because we have received their waivers and/or forebearance to date. However, if a default were declared, the Indenture Trustee could require that we pay the entire amount of the outstanding principal and all accrued and unpaid interest to date to the Trustee for the benefit of the Noteholders. If we are unable to do so, then the Trustee may institute any action or proceeding at law or in equity for the collection of the sums due and unpaid including the enforcement of its rights under the collateral agreements, and may prosecute any such action or proceeding to judgment, and may enforce any such judgment against us and may collect such judgment in the manner provided by law out of our property wherever it is situated. Any moneys collected by the Trustee must be applied in the following order: (i) to the payment of all amounts due the Trustee: (ii) if the principal amount of the Notes is not yet due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the default rate of interest, such payments to be made ratably to the persons entitled thereto, without discrimination or preference; (iii) if the principal amount of the Notes have become due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the default rate, and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and (iv) to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

        We have not commenced a case under the U.S. Bankruptcy Code and do not, at this time, intend to do so, provided that the note exchange offer can be closed. However, if the note exchange offer is not timely closed, we may be forced to seek reorganization under Chapter 11 of the U.S. Bankruptcy Code. The commencement of a reorganization case creates an estate comprising all the legal and equitable interests of a debtor in its property as of the date the petition is filed with the court.

Sections 1107 and 1108 of the Bankruptcy Code provides that a debtor may continue to operate its business and remain in possession of its property as a "debtor in possession" unless the bankruptcy court orders the appointment of a trustee. The filing of a reorganization case also triggers the automatic stay provisions of the Bankruptcy Code that provides, among other things, for an automatic stay of all attempts to collect prepetition claims from the debtor or otherwise interfere with its business or property. Except as otherwise ordered by the court, the automatic stay generally remains in effect until the confirmation of a plan of reorganization. It is the principal objective of a Chapter 11 case to formulate and confirm a plan of reorganization. This plan sets forth the means for satisfying the claims against and interests in the debtor. Typically, the plan is prepared by the debtor and negotiated with the creditors, who have differing priorities of claims. Creditors generally are required to accept less than the full amount of their claims. If the plan is approved as required by the Bankruptcy Code by the creditors and confirmed by the court, the debtor may emerge from Chapter 11 with some of its debts discharged. However, reorganization cases are highly complex and often bitterly contested by creditors who are each trying to preserve as much of their debt or investment as possible. We cannot assure you that the bankruptcy court will not appoint a trustee for our company, that the creditors will accept any plan of reorganization or that the court will ultimately make the necessary findings for us to be successful in a Chapter 11 reorganization.

        If no plan of reorganization can be confirmed, our reorganization case may be converted to a case under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate our assets for distribution in accordance with the priorities established by the Bankruptcy Code. Although we have not performed a formal liquidation analysis, because the Chapter 7 case would result in additional expenses of the bankruptcy trustee, a quick, unorderly sale of our assets and additional claims and expenses of creditors other than the Noteholders (such as employees and trade creditors) who may have priority over the Noteholders, we believe that our stockholders would likely suffer a total loss of their investments, and our Noteholders would likely recover no more, and potentially could recover substantially less than the recovery available through the note exchange offer.

        We intend to propose the note exchange offer to eliminate 100% (or $20.0 million as of September 30, 2002, excluding unamortized discount on warrants) of the Notes from our capital structure. While we might be able to survive and operate as we have in the past, our ability to grow and create value for our stockholders is, today, severely hampered by the amount of our long-term debt. We believe that this recapitalization is necessary to ensure our long-term viability. If our stockholders approve the increase in our authorized shares of common stock, we will be asking all Noteholders to:

  •
  exchange the principal amount of their debt claims against us for shares of our common stock;
  •
  exchange part of their accrued but unpaid interest claims against us for the interest notes; and
  •
  waive and cancel all remaining accrued and unpaid interest and penalties.

        If 100% of the Noteholders exchange their Notes for common stock:

  •
  our long-term debt will be reduced from $21.5 million (inclusive of $2.2 million of unamortized debt discount) to only $3.6 million ($2.1 million represented by the long-term portion of the interest notes and $1.5 million represented by a loan from a Czech bank to finance our purchase of the Znojmo casino building);
  •
  our annual long-term debt service will be reduced from $3.2 million (for the year ended December 31, 2001) to approximately $1.1 million for the year ended December 31, 2003;
  •
  immediately thereafter, the amount of debt that will be senior to the replacement notes will be only the $1.5 million loan secured by our real estate in Znojmo, Czech Republic;

  •
  our minority stockholders will be severely diluted from 41.4% of our outstanding shares as of the date of this proxy statement to 4.1% immediately after the closing of the note exchange offer;
  •
  Value Partners will obtain greater control over the Company, going from its current 57.5% equity interest to a 65.7% ownership interest immediately after the closing of the note exchange offer; and,
  •
  our stockholders will have significantly fewer claims senior to their equity position.

        TWC has many competitive advantages. Our casinos have a reputation for consistently high quality and high levels of service in a relaxed but exciting atmosphere. We have worked hard to be known as a reputable casino company in the Czech Republic through our consistent policies, professional management and strict adherence to all local gaming regulations. With an appropriate long-term capital structure and adequate working capital, we believe that our business will remain viable and can reasonably be managed to produce higher margins in the future than those experienced in 2001 and in the nine months ended September 30, 2002. Our strengthened capital structure will enable us to retain and attract high quality personnel and, most importantly, existing and future customers.

Effects of the Note Exchange Offer

        The proposed note exchange offer will be undertaken by the Company without the vote of stockholders. Stockholders must, however, vote to approve the increase in the number of authorized shares of common stock in accordance with this proxy statement. However, Value Partners which, at the voting record date had the power to vote 57.5% of our shares of common stock, has indicated to the Company that it intends to vote in favor of that proposal. Such a vote will assure that the proposal is approved by stockholders.

        The effects of the note exchange offer on the Company and its stockholders will be significant. We urge you to read the preliminary prospectus, attached as Appendix I hereto (and incorporated herein by reference), carefully and in its entirety to obtain a complete understanding of how the note exchange offer, if consummated, will affect your investment in the Company.

Fairness Opinion

        Our Board of Directors retained Feldman Financial Advisors, Inc., Washington, D.C. a company that performs financial valuations in business transactions, to provide to the Board Feldman Financial's opinion as to whether the consideration to be paid to the Noteholders in the note exchange offer is fair, from a financial point of view, to those common stockholders who are not, and not affiliated with, the Noteholders or management of the Company. On November 20, 2002, Feldman Financial provided an opinion to our Board that, based on and subject to certain matters stated therein, the shares of our common stock and the replacement notes offered as offer consideration in the note exchange offer is fair to our unaffiliated stockholders from a financial point of view. Feldman Financial's opinion did not address the fairness of the offer consideration to the Noteholders. Please review the discussion of Feldman Financial's analysis set forth under the caption "Fairness Opinion" in the preliminary prospectus and the fairness opinion itself, which is attached to the preliminary prospectus in Appendix I as Annex A.

        We have paid Feldman Financial a fee of $25,000 and out-of-pocket expenses of $724. We have also agreed to indemnify Feldman Financial against certain liabilities and expenses in connection with this engagement. Prior to the date of such engagement, we had no relationship with Feldman Financial, and Feldman Financial is not otherwise affiliated with TWC or Value Partners.

Risk Factors

        Your decision as to whether to vote to approve the proposals set forth in this proxy statement should not be made until after you have read and considered all of the risk factors relating to the note exchange offer and to our business. These risk factors are set forth in Appendix I in the "Summary" and in great detail under the heading "Risk Factors." These risk factors should be considered together with all of the other information contained in this proxy statement (including Appendix I).

Securities to be Issued

        If our stockholders approve the amendment to our Articles of Incorporation to facilitate the note exchange offer, the Company intends to issue to the tendering Noteholders shares of our common stock or a new seven year variable rate promissory note and, to certain Noteholders who are to be paid a portion of the accrued but unpaid interest on the Notes, a new three year 8% promissory note. A description of each such security is set forth in Appendix I under the caption "Description of Capital Stock," "Description of The Replacement Notes" and "Description of The Interest Notes," respectively.

Financial Information

        The following financial information is incorporated by reference from Appendix I:

  •
  Financial Statements—please see "Capitalization," "Dilution," "Selected Consolidated Financial Data," "Ratio of Earnings to Fixed Charges," "Forward-Looking Statements," "Unaudited Pro Forma Financial Information Giving Effect to the Note Exchange Offer" and the Consolidated Financial Statements; and,
  •
  "Management's Discussion and Analysis of Financial Condition or Plan of Operations."

        Because there is no vote to approve the selection of the auditors at this special meeting, the Company has not invited a representative of Rothstein, Kass & Company, P.C., the Company's independent accountants, to be present at the special meeting. Accordingly, a representative from such firm will not make a statement nor be available to respond to questions from stockholders.

The Possible Stock Split

        If we consummate the note exchange offer and exchange shares of our common stock for the Notes, we presently anticipate that, immediately thereafter, we will have 950,000,000 shares of common stock authorized and approximately 503,124,190 shares of common stock outstanding. In order to increase the market price of an individual share of common stock, and to help provide for a more orderly and liquid trading market for our common stock, we intend to engage in a reverse stock split to decrease both the number of authorized shares of common stock and the number of issued and outstanding shares of common stock. It is presently contemplated that we will amend our Articles of Incorporation under Nevada law to split our shares down, so that every 100 then existing shares will equal one new share. (However, we may change the reverse stock split ratio prior to filing the necessary documents with the Secretary of State of Nevada for corporate purposes, such as to qualify for the listing of our common stock on the Nasdaq Small Cap Market. We cannot guarantee that we will be able to qualify for listing on the Nasdaq Small Cap Market, or if listed, that we will be able to maintain such listing. The reverse stock split ratio will not affect the proportionate share ownership of any stockholder of TWC.) Accordingly, if this split-down were to become effective, the number of authorized shares of common stock would become 9,500,000 and the number of issued and outstanding shares of common stock would become approximately 5,031,242. No fractional shares will result from the reverse stock split. All fractional shares will be rounded up to the next highest share. As a result, no shareholder of the Company will have his proportional ownership decreased and no shareholder will be cashed out. Under Nevada law, no stockholder vote is required to effectuate the split.

THE SPECIAL MEEETING

Date, Time and Place of the Special Meeting

        Our special meeting will be held at our executive offices located at 545 Fifth Avenue, Suite 940, New York, New York on February 7, 2003 at 10:00 a.m., New York City time, or at any adjournment or postponement thereof, for the purposes set forth in the Notice of Special Meeting of Stockholders.

Solicitation of Proxies

        We are providing this proxy statement and the accompanying preliminary prospectus to solicit proxies from our common stockholders. The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted (i) FOR approval of the proposal to amend our Articles of Incorporation, as amended, to increase the number of our authorized shares of capital stock from 104,000,000 to 954,000,000; (ii) FOR adjournment of the special meeting to another date and/or place for the purpose of soliciting additional proxies, if necessary; and (iii) upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the proxy holder.

        If you return a signed proxy but fail to provide instructions as to the manner in which such shares are to be voted you will be deemed to have voted in favor of the matters set forth in the preceding sentence. You have the power to revoke your proxy at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Secretary, Trans World Corporation, 545 Fifth Avenue, Suite 940, New York, New York 10017); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the special meeting and giving the Secretary notice of your intention to vote in person. Proxies solicited hereby may be exercised only at the Special Meeting and any adjournment or postponement thereof and will not be used for any other meeting. We are mailing this proxy statement to our stockholders on or about                        , 2003.

Stockholders Entitled to Vote

        Only holders of record of the common stock at the close of business on December 27, 2002 ("voting record date") will be entitled to vote at the Special Meeting. On the voting record date, there were 50,328,175 shares of common stock outstanding and we had no other class of equity securities outstanding. The presence at the special meeting, in person or by proxy, of the holders of a majority of our issued and outstanding common stock entitled to vote on the matters presented will constitute a quorum for the transaction of business at the special meeting. Thus, the presence of the holders of common stock representing at least 25,164,088 votes will be required to establish a quorum. The withdrawal of any stockholder after the special meeting has commenced will have no effect on the existence of a quorum. Each share of common stock is entitled to one vote at the special meeting on all matters properly presented at the meeting.

Votes Required

        The affirmative vote of the holders of majority of all of the outstanding shares of our common stock entitled to vote at the special meeting is required for approval of the proposal to amend our Articles of Incorporation to increase the number of authorized shares of capital stock from 104,000,000 to 954,000,000 shares. The affirmative vote of the holders of a majority of the shares of our common stock entitled to vote at the special meeting, in person or by proxy, is also required for approval of the proposal to adjourn the special meeting if it becomes necessary to have additional time to solicit proxies to approve the amendment to our Articles of Incorporation. Because of the votes required, abstentions will have the same effect as a vote against these proposals. Under rules applicable to broker dealers, the proposal to increase the number of authorized shares of common stock to facilitate the note exchange is not considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. A broker "non-vote" on such matter will result in the subject shares being counted for purposes of determining a quorum, but will not be considered as present or entitled to vote with respect to such proposal. Thus, under Nevada law, a broker non-vote will have no effect on the outcome of such proposal.

Beneficial Ownership of Common Stock

        At December 27, 2002, our directors and executive officers beneficially owned 683,573 shares of common stock or 1.3% of the total shares of common stock outstanding at such date and Value Partners beneficially owned 31,528,286 shares of our common stock or approximately 59.6% of the total shares of common stock outstanding at such date. See "Beneficial Ownership of Common Stock By Certain Beneficial Owners and Management" in Appendix I. It is anticipated that all of such shares will be voted in favor of the proposal to amend our Articles of Incorporation in order to increase the number of authorized shares of our capital stock and to adjourn the special meeting, if necessary. If so voted, the proposals will be approved.

        As set forth in the preliminary prospectus, attached as Appendix I hereto, under the section entitled "Beneficial Ownership of Common Stock By Certain Beneficial Owners and Management," three of our independent directors (Messrs. Heurtematte, Baker and Sterrett) each own Notes in the principal amount of $100,000. These directors have indicated to the Company that they intend to vote their shares (if any) in favor of the proposal to authorize additional shares of common stock to facilitate the note exchange offer and to tender their Notes in the note exchange offer. In that regard, these directors have an interest in the passage of this proposal that may be different from stockholders who do not also own Notes. In addition, Value Partners, as the Company's controlling stockholder and the holder of a majority in principal amount of the Notes, has an interest in the approval of the proposed amendment to the Company's Articles of Incorporation that may differ from the interest of a minority stockholder. Value Partners has the voting power to ensure the approval of the proposed amendment of the Articles of Incorporation. If the amendment is approved and the note exchange offer is closed, Value Partners' controlling interest in the voting common stock of the Company will increase from 57.5% to 65.9%. See "Risk Factors—Risks Related to the Note Exchange Offer," "Beneficial Ownership of Common Stock By Certain Beneficial Owners and Management," and "Certain Transactions" in Appendix I.

Management Compensation

        Please see the section entitled "Management" in Appendix I for a discussion of management compensation for the most recently completed fiscal year.

Certain Transactions

        Please refer to the section entitled "Certain Transactions" in Appendix I for a discussion about transactions among the Company and its affiliates.

Appraisal Rights

        Under Nevada law, a stockholder has a right to dissent from action taken by a Nevada corporation and obtain payment of the fair value of its shares only upon: the consummation of a plan of merger where the Nevada company is a constituent party to the merger if stockholder approval is required by Nevada law or by the company's articles of incorporation; the consummation of a plan of merger where the Nevada company is a subsidiary and is merging into its parent corporation in accordance with Nevada corporate law; the consummation of a plan of exchange to which the Nevada company is a constituent entity and the stockholder's shares will be acquired in the exchange; or any corporate action taken pursuant to a vote of the stockholders to the event that the company's articles of incorporation, bylaws or resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares. Accordingly, since none of the above conditions apply to the vote being requested by this proxy statement, stockholders of the Company do not have a right to dissent from this request to authorize additional shares of common stock to facilitate the note exchange offer and obtain payment of the fair value of their shares.

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        At the special meeting, stockholders will be asked to consider and approve a proposal to amend our Articles of Incorporation to increase the number of shares of authorized capital stock from 104,000,000 to 954,000,000 in order to permit us to engage in the note exchange offer. Such amendment was unanimously approved by our Board of Directors.

Purpose of the Proposed Amendment

        We believe that the future viability of TWC depends upon the recapitalization and restructuring of our debt and equity. To do this, we intend to offer to all of our Noteholders the opportunity to exchange their Notes for shares of our common stock or for the replacement notes. If the Noteholders exchange their Notes for common stock, they will own, after the completion of the offer, 95.9% of our outstanding common stock. If we do not engage in the note exchange offer, we may be forced to reorganize or liquidate under the U.S. Bankruptcy Code. If that were to occur it is possible that your equity interest in TWC would be eliminated and you would lose your entire investment in the Company.

        If the proposal to increase the number of authorized shares is approved, the proposal to adjourn the special meeting will not be necessary and will not be effectuated. If approved by our stockholders, we will file the amendment to our Articles of Incorporation with the State of Nevada as promptly as practicable. Thereafter, we intend to engage in the reverse stock split. No stockholder vote on the reverse stock split is required under Nevada law.

        Reference is made to the preliminary prospectus, attached hereto as Appendix I, which discusses in detail the note exchange offer, and which should be read in conjunction with this proxy statement.

Discussion of the Proposed Amendment

        Our Articles of Incorporation currently authorize 104,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock and 4,000,000 shares of preferred stock. The proposed amendment to the Articles of Incorporation would increase the number of shares of authorized common stock by 850,000,000 to 950,000,000 shares. The number of authorized shares of preferred stock will not be changed. If the amendment is approved by our stockholders; the first sentence of Article THIRD of our Articles of Incorporation would be amended to read as follows:

  "Article THIRD: The Corporation shall have the authority to issue a total of 954,000,000 shares of capital stock of which 4,000,000 shares, each having a par value of $.001 per share, shall be designated "Preferred Stock," and 950,000,000 shares, each having a par value of $.001 per share, shall be designated "Common Stock."

        As of December 27, 2002, there were 50,328,175 shares of our common stock outstanding. In addition, an aggregate of 49,671,825 shares of our common stock have been reserved for issuance pursuant to (i) 718,500 options granted in connection with our 1998 Incentive Stock Option Plan and our 1999 Nonemployee Director Stock Option Plan, and (ii) the exercise of warrants into 5,298,163 shares of our common stock. We do not presently have authorized shares available to meet the issuance of the 452,796,015 shares that will be required for the proposed exchange in connection with the note exchange offer.

        Other than the 6,016,663 shares of common stock for which we have previous obligations as set forth above and the 452,796,015 shares of common stock to be issued in the proposed note exchange offer, we have no commitments to issue any additional shares of our capital stock; nonetheless, with the approval of the amendment to the Company's Articles of Incorporation, 440,859,147 shares of common stock would be available for issuance without further action by our stockholders except as required by law or regulation. The Board of Directors believes that the authorization of the additional shares is necessary so that there will be sufficient shares available to meet our present obligations and for issuance for purposes that the Board of Directors may hereafter determine to be in the best interests of TWC and its stockholders. These purposes could include additional offers of shares for cash and for acquisitions of complementary businesses, as well as the declaration of stock splits, stock dividends and other general corporate purposes. In many situations, prompt action may be required which would not permit us to seek stockholder approval to authorize additional shares for a specific transaction on a timely basis. The Board of Directors believes it should have the flexibility to act promptly in the best interests of the Company and its stockholders. The terms of any future issuance of common stock will be dependent largely on market and financial conditions and other factors existing at the time of issuance.

        The proposed increase in the authorized shares of capital stock is designed to provide flexibility to the Board of Directors. However, these additional shares, if issued, could be used to create impediments to, or otherwise discourage persons attempting to gain control of the Company, and would have a dilutive effect on our stockholders.

        If the stockholders approve the proposal to increase the number of authorized shares of capital stock, the additional authorized shares will be part of the existing classes of capital stock and will increase the number of shares of capital stock available for issuance by us, but will have no effect upon the terms of the outstanding common stock or the rights of the holders of such shares. If and when issued, the proposed additional authorized shares of common stock will have the same rights and privileges as the shares of common stock currently outstanding. See "Description of Capital Stock" in Appendix I.

        If the note exchange offer is closed, existing minority stockholders will experience significant dilution, going from a 41.4% equity interest prior to the note exchange offer to a 4.1% equity interest immediately after the closing of the note exchange offer. See the section of the preliminary prospectus entitled "Dilution" in Appendix I.

        If the proposal is approved by the stockholders, the proposed amendment to the Articles of Incorporation will become effective upon the filing of a certificate of amendment with the Nevada Secretary of State after the special meeting.

        Holders of common stock do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership. Stockholders who desire to maintain their interest may be able to do so through market purchases, however.

        Our Board of Directors unanimously recommends that stockholders of the Company vote "FOR" approval of adoption of the proposal to amend our Articles of Incorporation to increase the number of authorized shares of common stock in order to permit us to engage in the note exchange offer with the Noteholders and for other corporate purposes.

PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY

        Each proxy that we are soliciting also requests authority to vote for an adjournment of the special meeting if an adjournment of such meeting is deemed by our Board of Directors to be necessary. We may seek an adjournment of the special meeting for not more than 60 days to permit us to solicit additional votes in favor of the proposal to amend the Articles of Incorporation to increase the number of authorized shares of common stock (the "first proposal") in the event the requisite vote of stockholders has not been received. If we desire to adjourn the special meeting with respect to the first proposal, we will request a motion that the special meeting be adjourned for up to 60 days with respect to such first proposal, and no vote will be taken on such first proposal at the originally scheduled meeting. If you properly signed and returned your proxy to us and do not revoke it prior to its use, we will vote your proxy on any such motion for adjournment in accordance with your instructions. If no contrary instructions are given, each proxy we receive will be voted in favor of our motion to adjourn the special meeting. Unless revoked prior to its use, any proxy solicited for the special meeting will continue to be valid for any adjournment of such meeting, and will be voted in accordance with the instructions contained therein, and if no contrary instructions are given, will be voted "for" the first proposal.

        Any adjournment will permit us to solicit additional proxies and will permit a greater expression of the stockholders' views with respect to such first proposal. Such an adjournment would be disadvantageous to stockholders who are against the first proposal, because an adjournment will give us additional time to solicit favorable votes and thus increase the chances of approving such first proposal.

        If a quorum is not present at the special meeting, no proposal will be acted upon and we will adjourn the special meeting to an alternative date in order to solicit additional proxies on each of the proposals being submitted to stockholders.

        An adjournment for up to 60 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. We do not have any reason to believe that an adjournment of the special meeting will be necessary at this time.

        Because our Board of Directors has recommended that stockholders vote FOR the first proposal, as discussed above, our Board of Directors also recommends that stockholders vote FOR the possible adjournment of the special meeting, if necessary.

STOCKHOLDER PROPOSALS

        Any proposal that a stockholder desired to have presented at our next Annual Meeting of Stockholders and included in the proxy materials used by the Company in connection with such meeting must have been received at our principal executive office at 545 Fifth Avenue, Suite 940, New York, New York 10017, by December 10, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the Proxy Statement and set forth on the proxy card issued for the 2003 Annual Meeting of Stockholders.

        Stockholder proposals that are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to the Company's Articles of Incorporation, which provide that business must be properly brought before the meeting by or the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company, or by April 14, 2003. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before an annual meeting such information as is specified in the Company's Articles of Incorporation. If the proposal is not made in accordance with the terms of the Articles of Incorporation, such proposal will not be acted upon at the Annual Meeting.

OTHER MATTERS

        Each proxy solicited hereby also confers discretionary authority on the proxies named therein to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the special meeting. Management is not aware of any business that may properly come before the special meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the discretion of the persons voting the proxies.

        We may solicit proxies by mail, advertisement, telephone, facsimile, telegraph and personal solicitation. The cost of this solicitation of proxies will be borne by us. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy solicitation materials to the beneficial owners of our common stock. Our directors and executive officers may solicit proxies personally or by telephone without additional compensation. We are paying certain expenses of the note exchange offer; see Appendix I under the heading "The Note Exchange Offer—Fees and Expenses."

By Order of the Board of Directors
/s/ RAMI S. RAMADAN Rami S. Ramadan President, Chief Executive Officer and Chief Financial Officer
, 2003

APPENDIX I

Trans World Corporation
Preliminary Prospectus

I-1

APPENDIX II

Form of
Agreement and Plan of Recapitalization

II-1

REVOCABLE PROXY
TRANS WORLD CORPORATION

SPECIAL MEETING OF STOCKHOLDERS
February 7, 2003

        The undersigned, being a stockholder of Trans World Corporation (the "Company") as of December 27, 2002, hereby authorizes Rami S. Ramadan or Paul Benkley or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the Company's executive offices located at 545 Fifth Avenue, Suite 940, New York, New York, on February 7, 2003 at 10:00 a.m., New York City time, and any at any adjournment or postponement of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

PROXY BY MAIL
SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED, BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION, FOR THE PROPOSAL TO ADJOURN THE MEETING TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.	Please mark your votes like this	☒
1.
PROPOSAL to amend the Company's Articles of Incorporation by increasing the number of authorized shares of common stock.
☐	FOR	☐	AGAINST	☐	ABSTAIN
2.
PROPOSAL, if necessary, to adjourn the Special Meeting to solicit additional proxies.
☐	FOR	☐	AGAINST	☐	ABSTAIN
3.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 7, 2003 AND AT ANY ADJOURNMENT THEREOF.

☐ I plan to attend the Special Meeting.

Please be sure to sign and date this Proxy Card in the space below.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

COMPANY NUMBER:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2003

PLEASE SIGN ABOVE EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PLEASE ACT PROMPTLY.
SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.